Press Release

RLJ Lodging Trust Reports Fourth Quarter
and Full Year 2016 Results

- Full year Pro forma RevPAR increased 1.1%
- Refinanced over $1.0 billion of debt
- Sold four hotels for $301.5 million

Bethesda, MD, February 22, 2017 – RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today reported results for the quarter and year ended December 31, 2016.

Full Year Highlights

•	Net income decreased 8.4% to $201.3 million

•	Pro forma RevPAR increased 1.1%, driven by a Pro forma ADR increase of 1.1%

•	Pro forma Hotel EBITDA Margin of 36.3%

•	Pro forma Consolidated Hotel EBITDA increased 4.1% to $400.3 million

•	Adjusted FFO increased 2.5% to $332.7 million

•	Sold two New York City hotels for $285.8 million and two non-core hotels for $15.7 million

•	Refinanced over $1.0 billion of debt; extended maturities, improved pricing, and enhanced financial covenants

•	Distributed an aggregate cash dividend of $1.32 per share

•	Repurchased $13.3 million of common shares at an average price per share of $21.73

Fourth Quarter Highlights

•	Net income increased 2.0% to $75.8 million

•	Pro forma RevPAR decreased 0.3%, Pro forma ADR decreased 0.2%, and Pro forma Occupancy decreased 0.1%

•	Pro forma Hotel EBITDA Margin increased 10 basis points to 35.2%

•	Pro forma Consolidated Hotel EBITDA increased 1.3% to $90.9 million

“Our performance continues to demonstrate the advantages of owning a diversified portfolio, backed by a strong and liquid balance sheet, with a seasoned and disciplined management team,” commented Ross H. Bierkan, President and Chief Executive Officer. “Our upscale, focused-service and compact full-service model continues to generate high margins and significant free cash flow. While we recognize there are headwinds and macro uncertainties, we are confident that we are well positioned to take advantage of any upside in lodging fundamentals.”

Financial and Operating Results
Performance metrics such as Occupancy, Average Daily Rate (“ADR”), Revenue Per Available Room (“RevPAR”), Hotel EBITDA, and Hotel EBITDA Margin are Pro forma. The prefix “Pro forma” as defined by the Company, denotes operating results which include results for periods prior to its ownership. Pro forma RevPAR and Pro forma Hotel EBITDA Margin are reported on a comparable basis and therefore exclude hotels sold during the period and non-comparable hotels that were not open for operation or were closed for renovation for comparable periods. Explanations of EBITDA, Adjusted EBITDA, Hotel EBITDA, Hotel EBITDA Margin, FFO, and Adjusted FFO, as well as reconciliations of those measures to net income or loss, if applicable, are included within this release.

Net income for the quarter ended December 31, 2016, increased $1.5 million to $75.8 million, representing a 2.0% increase over the comparable period in 2015. For the year ended December 31, 2016, net income decreased $18.5 million to $201.3 million, representing an 8.4% decrease over the comparable period in 2015.

Pro forma RevPAR for the quarter ended December 31, 2016, decreased 0.3% over the comparable period in 2015, driven by a Pro forma ADR decrease of 0.2%, and a Pro forma Occupancy decrease of 0.1%. The Company's top performing markets were Washington, D.C., Southern California, and Atlanta, with RevPAR growth of 12.4%, 8.8%, and 8.1%, respectively. For the year ended December 31, 2016, Pro forma RevPAR increased 1.1% over the comparable period in 2015, driven by a Pro forma ADR increase of 1.1%. Excluding Houston and New York City, which experienced softness during the year, Pro forma RevPAR growth was 2.5%.

Pro forma Hotel EBITDA Margin for the quarter ended December 31, 2016, increased 10 basis points over the comparable period in 2015 to 35.2%. For the year ended December 31, 2016, Pro forma Hotel EBITDA Margin decreased 21 basis points over the comparable period in 2015 to 36.3%.

Pro forma Consolidated Hotel EBITDA includes the results of non-comparable hotels. For the quarter ended December 31, 2016, Pro forma Consolidated Hotel EBITDA increased $1.2 million to $90.9 million, representing a 1.3% increase over the comparable period in 2015. For the year ended December 31, 2016, Pro forma Consolidated Hotel EBITDA increased $15.9 million to $400.3 million, representing a 4.1% increase over the comparable period in 2015.

Note: Pro forma Consolidated Hotel EBITDA excludes $4.0 million and $16.1 million of Hotel EBITDA for the quarter and year ended December 31, 2016, respectively, for hotels sold in 2016.

Adjusted FFO for the quarter ended December 31, 2016, decreased $0.4 million to $74.4 million, representing a 0.5% decrease over the comparable period in 2015. For the year ended December 31, 2016, Adjusted FFO increased $8.0 million to $332.7 million, representing a 2.5% increase over the comparable period in 2015.

Adjusted FFO per common share and unit-diluted for the quarter ended December 31, 2016, was $0.60, unchanged from the comparable period in 2015. Adjusted FFO per common share and unit-diluted for the year ended December 31, 2016, was $2.67, representing a 6.8% increase over the comparable period in 2015.

Adjusted EBITDA for the quarter ended December 31, 2016, decreased $0.8 million to $89.0 million, representing a 0.9% decrease over the comparable period in 2015. For the year ended December 31, 2016, Adjusted EBITDA increased $12.3 million to $392.4 million, representing a 3.2% increase over the comparable period in 2015.

Non-recurring items and other adjustments which were noteworthy for the quarter ended December 31, 2016, included a $46.1 million gain from the sale of three hotels.

Non-recurring items are included in net income but are excluded from Adjusted EBITDA and Adjusted FFO, as applicable. A complete listing of non-recurring items is provided in the Non-GAAP reconciliation tables in this press release for the quarters and years ended December 31, 2016 and 2015.

Net cash flow from operating activities for the year ended December 31, 2016, totaled $331.4 million, compared to $328.9 million for the comparable period in 2015.

Dispositions
During the year ended December 31, 2016, the Company sold four hotels for approximately $301.5 million:

•	On February 22, 2016, the Company sold a non-core hotel, the 62-room Holiday Inn Express Merrillville in Merrillville, IN, for $2.9 million.

•	On November 30, 2016, the Company sold a non-core hotel, the 119-room SpringHill Suites Bakersfield in Bakersfield, CA, for $12.9 million.

•	On December 5, 2016, the Company sold the 298-room Hilton Garden Inn New York 35th Street and the 280-room Hilton New York Fashion District in New York, NY, for $285.8 million.

Balance Sheet
During the year ended December 31, 2016, the Company successfully refinanced over $1.0 billion of debt:

•
On March 16, 2016, the Company amended its $74.0 million cross-collateralized, first mortgage non-recourse loan secured by five properties. The transaction upsized the loan to $85.0 million, improved pricing and extended the final maturity from 2017 to 2023, including extensions.

•
On March 24, 2016, the Company amended and restated three first mortgage non-recourse loans secured by four properties totaling $148.5 million. The transaction improved pricing and extended the final maturity from 2020 to 2022, including extensions.

•
On April 22, 2016, the Company amended and restated its $400.0 million term loan originally maturing in 2018. The transaction enhanced financial covenants, extended the final maturity to 2021, and improved pricing by an average of 21 basis points.

•
The Company also amended and restated its revolving credit facility. The transaction enhanced financial covenants, extended the final maturity from 2017 to 2021, increased the borrowing capacity by an additional $100.0 million to $400.0 million, and improved pricing by an average of 26 basis points.

As of December 31, 2016, the Company had $456.7 million of unrestricted cash on its balance sheet, $400.0 million available on its revolving credit facility, and $1.6 billion of debt outstanding. The Company’s ratio of net debt to Adjusted EBITDA, pro forma for recent dispositions, for the year ended December 31, 2016, was 3.0 times.

Dividends
The Company’s Board of Trustees declared a cash dividend of $0.33 per common share of beneficial interest in the fourth quarter. The dividend was paid on January 13, 2017, to shareholders of record as of December 30, 2016.

For the year ended December 31, 2016, the Company distributed a total dividend of $1.32 per common share of beneficial interest.

Share Repurchase Program
For the year ended December 31, 2016, the Company repurchased 0.6 million common shares for $13.3 million at an average price per share of $21.73.

2017 Outlook
The Company’s outlook excludes potential future acquisitions and dispositions, which could result in a material change to the Company’s outlook. The 2017 outlook is also based on a number of other assumptions, many of which are outside the Company’s control and all of which are subject to change.

For the full year 2017, the Company anticipates:

Current Outlook
Pro forma RevPAR growth	-1.0% to +1.0%
Pro forma Hotel EBITDA Margin	34.5% to 35.5%
Pro forma Consolidated Hotel EBITDA	$380.0M to $400.0M
Corporate Cash General & Administrative	$27.5M to $28.5M

Earnings Call
The Company will conduct its quarterly analyst and investor conference call on February 23, 2017, at 10:00 a.m. (Eastern Time). The conference call can be accessed by dialing (877) 407-3982 or (201) 493-6780 for international participants and requesting RLJ Lodging Trust’s fourth quarter earnings conference call. Additionally, a live webcast of the conference call will be available through the Company’s website at http://rljlodgingtrust.com. A replay of the conference call webcast will be archived and available online through the Investor Relations page of the Company’s website.

About Us
RLJ Lodging Trust is a self-advised, publicly traded real estate investment trust focused on acquiring premium-branded, focused-service and compact full-service hotels. The Company owns 122 hotels with approximately 20,100 rooms, located in 21 states and the District of Columbia.

Forward Looking Statements
The following information contains certain statements, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” or similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs, and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and the Company’s actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: the current global economic uncertainty, increased direct competition, changes in government regulations or accounting rules, changes in local, national, and global real estate conditions, declines in the lodging industry, seasonality of the lodging industry, risks related to natural disasters, such as earthquakes and hurricanes, hostilities, including future terrorist attacks or fear of hostilities that affect travel, the Company’s ability to obtain lines of credit or permanent financing on satisfactory terms, changes in interest rates, access to capital through offerings of the Company’s common and preferred shares of beneficial interest, or debt, the Company’s ability to identify suitable acquisitions, the Company’s ability to close on identified acquisitions and integrate those businesses, and inaccuracies of the Company’s accounting estimates. Given these uncertainties, undue reliance should not be placed on such statements. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cautions investors not to place undue reliance on these forward-looking statements and urges investors to carefully review the disclosures the Company makes concerning risks and uncertainties in the sections entitled “Risk Factors,” “Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report, as well as risks, uncertainties and other factors discussed in other documents filed by the Company with the SEC.

###
 Additional Contacts:
Leslie D. Hale, Chief Operating Officer and Chief Financial Officer – (301) 280-7774
For additional information or to receive press releases via email, please visit our website:
 http://rljlodgingtrust.com

RLJ Lodging Trust
Non-GAAP and Accounting Commentary

Non-Generally Accepted Accounting Principles (“GAAP”) Financial Measures
The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) Adjusted EBITDA, (5) Hotel EBITDA, and (6) Hotel EBITDA Margin. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of its operating performance. FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Hotel EBITDA, and Hotel EBITDA Margin as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company.

Funds From Operations (“FFO”)
The Company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company believes that the presentation of FFO provides useful information to investors regarding the Company’s operating performance and can facilitate comparisons of operating performance between periods and between real estate investment trusts (“REITs”), even though FFO does not represent an amount that accrues directly to common shareholders.

The Company’s calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing the Company to non-REITs. The Company presents FFO attributable to common shareholders, which includes unitholders of limited partnership interest (“OP units”) in RLJ Lodging Trust, L.P., the Company’s operating partnership, because the OP units are redeemable for common shares of the Company. The Company believes it is meaningful for the investor to understand FFO attributable to all common shares and OP units.

Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”)
EBITDA is defined as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sales of assets; and (3) depreciation and amortization. The Company considers EBITDA useful to an investor in evaluating and facilitating comparisons of its operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results.

In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions. The Company presents EBITDA attributable to common shareholders, which includes OP units, because the OP units are redeemable for common shares of the Company. The Company believes it is meaningful for the investor to understand EBITDA attributable to all common shares and OP units.

Adjustments to FFO and EBITDA
The Company adjusts FFO and EBITDA for certain items that the Company considers outside the normal course of operations or extraordinary. The Company believes that Adjusted FFO and Adjusted EBITDA provide useful supplemental information to investors regarding its ongoing operating performance that, when considered with net income, FFO, and EBITDA, is beneficial to an investor’s understanding of its operating performance. The Company adjusts FFO and EBITDA for the following items:

•	Transaction and Pursuit Costs: The Company excludes transaction and pursuit costs expensed during the period.

•
Non-Cash Expenses: The Company excludes the effect of certain non-cash items. The Company has excluded the amortization of share-based compensation, accelerated amortization of deferred financing costs, non-cash gain or loss on the disposal of assets, and certain non-cash income taxes.

•
Other Non-Operational Expenses: The Company excludes the effect of certain non-operational expenses. The Company has excluded property-level severance costs, debt modification and extinguishment costs, and other income and expenses outside the normal course of operations.

Hotel EBITDA and Hotel EBITDA Margin
With respect to Consolidated Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses and certain non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information about the ongoing operational performance of the Company’s hotels and the effectiveness of third-party management companies.

Pro forma Consolidated Hotel EBITDA includes unadjusted prior ownership information provided by the sellers of the hotels, which has not been audited and excludes sold hotels. Pro forma Hotel EBITDA and Pro forma Hotel EBITDA Margin exclude the results of non-comparable hotels that were under renovation or not open for the entirety of the comparable periods. The following is a summary of pro forma hotel adjustments:

Pro forma adjustments: Non-comparable hotels
Non-comparable hotels for the quarter and year ended December 31, 2016 and 2015, are noted below:

•	Hyatt Place Washington DC Downtown K Street opened in April 2015 and was non-comparable for the six months ended June 30, 2016 and 2015

•	SpringHill Suites Houston Downtown Convention Center opened in August 2015 and was non-comparable for the nine months ended September 30, 2016 and 2015

•	Courtyard San Francisco opened in September 2015 and was non-comparable for the nine months ended September 30, 2016 and 2015

•	Courtyard Waikiki Beach underwent a renovation in 2015 that closed a portion of the hotel for the comparable periods and was non-comparable for the year ended December 31, 2016 and 2015

Pro forma adjustments: Acquired hotels
Hotels acquired during the comparable quarter and year ended December 31, 2016 and 2015, are noted below:

•	Hyatt Place Washington DC Downtown K Street was acquired in July 2015

•	Homewood Suites Seattle Lynnwood was acquired in July 2015

•	Residence Inn Palo Alto Los Altos was acquired in September 2015

Pro forma adjustments: Sold hotels
Hotels sold during the comparable quarter and year ended December 31, 2016 and 2015, are noted below:

•	Courtyard Chicago Schaumburg was sold in February 2015

•	Courtyard Detroit Pontiac Bloomfield was sold in February 2015

•	Courtyard Grand Junction was sold in February 2015

•	Courtyard Mesquite was sold in February 2015

•	Courtyard San Antonio Airport Northstar was sold in February 2015

•	Courtyard Tampa Brandon was sold in February 2015

•	Fairfield Inn & Suites Merrillville was sold in February 2015

•	Fairfield Inn & Suites San Antonio Airport was sold in February 2015

•	Fairfield Inn & Suites Tampa Brandon was sold in February 2015

•	Hampton Inn Merrillville was sold in February 2015

•	Holiday Inn Grand Rapids Airport was sold in February 2015

•	Homewood Suites Tampa Brandon was sold in February 2015

•	Marriott Auburn Hills Pontiac at Centerpoint was sold in February 2015

•	Residence Inn Austin Round Rock was sold in February 2015

•	Residence Inn Chicago Schaumburg was sold in February 2015

•	Residence Inn Detroit Pontiac Auburn Hills was sold in February 2015

•	Residence Inn Grand Junction was sold in February 2015

•	Residence Inn Indianapolis Carmel was sold in February 2015

•	SpringHill Suites Chicago Schaumburg was sold in February 2015

•	SpringHill Suites Indianapolis Carmel was sold in February 2015

•	Fairfield Inn & Suites Valparaiso was sold in May 2015

•	Residence Inn South Bend was sold in July 2015

•	Embassy Suites Columbus was sold in October 2015

•	Holiday Inn Express Merrillville was sold in February 2016

•	SpringHill Suites Bakersfield was sold in November 2016

•	Hilton Garden Inn New York 35th Street was sold in December 2016

•	Hilton New York Fashion District was sold in December 2016

RLJ Lodging Trust
Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)

	December 31, 2016	December 31, 2015
Assets
Investment in hotel properties, net	$3,368,674	$3,674,999
Cash and cash equivalents	456,672	134,192
Restricted cash reserves	67,206	55,455
Hotel and other receivables, net of allowance of $182 and $117, respectively	26,018	25,755
Deferred income tax asset	44,614	49,978
Prepaid expense and other assets	60,209	32,563
Total assets	$4,023,393	$3,972,942
Liabilities and Equity
Mortgage loans, net	$413,407	$406,049
Term Loans and Revolver, net	1,169,308	1,169,437
Accounts payable and other liabilities	137,066	129,192
Deferred income tax liability	11,430	9,801
Advance deposits and deferred revenue	11,975	11,647
Accrued interest	3,444	4,883
Distributions payable	41,486	41,409
Total liabilities	1,788,116	1,772,418
Equity
Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value, 50,000,000 shares authorized; zero shares issued and outstanding at December 31, 2016 and 2015, respectively	—	—
Common shares of beneficial interest, $0.01 par value, 450,000,000 shares authorized; 124,364,178 and 124,635,675 shares issued and outstanding at December 31, 2016 and 2015, respectively	1,244	1,246
Additional paid-in capital	2,187,333	2,195,732
Accumulated other comprehensive loss	(4,902)	(16,602)
Retained earnings	38,249	2,439
Total shareholders’ equity	2,221,924	2,182,815
Noncontrolling interest:
Noncontrolling interest in consolidated joint venture	5,973	6,177
Noncontrolling interest in the Operating Partnership	7,380	11,532
Total noncontrolling interest	13,353	17,709
Total equity	2,235,277	2,200,524
Total liabilities and equity	$4,023,393	$3,972,942

Note:
The corresponding notes to the consolidated financial statements can be found in the Company’s Annual Report on Form 10-K.

RLJ Lodging Trust
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)

	For the quarter ended December 31,		For the year ended December 31,
	2016	2015	2016	2015
	(unaudited)	(unaudited)
Revenue
Operating revenue
Room revenue	$233,427	$237,399	$1,010,637	$985,361
Food and beverage revenue	29,088	29,211	111,691	114,818
Other operating department revenue	8,938	8,653	37,667	36,161
Total revenue	$271,453	$275,263	$1,159,995	$1,136,340
Expense
Operating expense
Room expense	$54,872	$54,498	$228,656	$220,101
Food and beverage expense	20,112	20,367	79,589	81,117
Management and franchise fee expense	27,340	27,758	118,210	116,462
Other operating expense	57,521	58,481	241,654	239,966
Total property operating expense	159,845	161,104	668,109	657,646
Depreciation and amortization	39,968	41,398	162,500	156,226
Impairment loss	—	1,003	—	1,003
Property tax, insurance and other	17,249	18,900	77,281	76,682
General and administrative	7,994	8,769	31,516	37,810
Transaction and pursuit costs	(65)	53	192	3,058
Total operating expense	224,991	231,227	939,598	932,425
Operating income	46,462	44,036	220,397	203,915
Other income	215	495	303	1,598
Interest income	454	382	1,695	1,563
Interest expense	(14,587)	(14,903)	(58,820)	(54,788)
Income from continuing operations before income tax (expense) benefit	32,544	30,010	163,575	152,288
Income tax (expense) benefit	(2,793)	39,741	(8,190)	39,126
Income from continuing operations	29,751	69,751	155,385	191,414
Gain on sale of hotel properties	46,084	4,616	45,929	28,398
Net income	75,835	74,367	201,314	219,812
Net income attributable to noncontrolling interests
Noncontrolling interest in consolidated joint venture	(48)	(51)	(55)	(77)
Noncontrolling interest in the Operating Partnership	(354)	(530)	(907)	(1,514)
Net income attributable to common shareholders	$75,433	$73,786	$200,352	$218,221
Basic per common share data:
Net income attributable to common shareholders	$0.61	$0.58	$1.61	$1.69
Weighted-average number of common shares	123,698,633	124,256,834	123,651,003	128,444,469
Diluted per common share data:
Net income attributable to common shareholders	$0.61	$0.59	$1.61	$1.68
Weighted-average number of common shares	123,757,660	124,679,650	123,879,007	128,967,754

Note:
The Statements of Comprehensive Income and corresponding notes can be found in the Company’s Annual Report on Form 10-K.

RLJ Lodging Trust
Reconciliation of Net Income to Non-GAAP Measures
(Amounts in thousands, except per share data)
(unaudited)

Funds From Operations (FFO) Attributable to Common Shareholders and Unitholders

	For the quarter ended December 31,		For the year ended December 31,
	2016	2015	2016	2015
Net income	$75,836	$74,367	$201,314	$219,812
Depreciation and amortization	39,968	41,398	162,500	156,226
Gain on sale of hotel properties	(46,084)	(4,616)	(45,929)	(28,398)
Impairment loss	—	1,003	—	1,003
Noncontrolling interest in consolidated joint venture	(48)	(51)	(55)	(77)
Adjustments related to consolidated joint venture (1)	(36)	(43)	(152)	(170)
FFO	69,636	112,058	317,678	348,396
Transaction and pursuit costs	(65)	53	192	3,058
Amortization of share-based compensation (2)	2,055	2,514	5,990	13,002
Non-cash income tax expense (benefit)	2,784	(39,845)	7,001	(39,845)
Loan related costs (3)	—	—	1,247	97
Other expense (4)	—	—	604	—
Adjusted FFO	$74,410	$74,780	$332,712	$324,708

Adjusted FFO per common share and unit-basic	$0.60	$0.60	$2.68	$2.51
Adjusted FFO per common share and unit-diluted	$0.60	$0.60	$2.67	$2.50

Basic weighted-average common shares and units outstanding (5)	124,257	125,151	124,257	129,338
Diluted weighted-average common shares and units outstanding (5)	124,316	125,574	124,485	129,862

Note:
(1) Includes depreciation and amortization expense allocated to the noncontrolling interest in the joint venture.
(2) For the year ended December 31, 2016, includes the forfeiture of unvested restricted shares upon the resignation of the Company's President and Chief Executive Officer in May 2016.
(3)  Represents debt modification costs, debt extinguishment costs, and accelerated amortization of deferred financing costs.
(4) Represents property-level severance costs and other income and expenses outside the normal course of operations.
(5)  Includes 0.6 million and 0.9 million weighted-average operating partnership units for the quarter ended December 31, 2016 and 2015, respectively, and 0.6 million and 0.9 million weighted-average operating partnership units for the year ended December 31, 2016 and 2015, respectively.

RLJ Lodging Trust
Reconciliation of Net Income to Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)

	For the quarter ended December 31,		For the year ended December 31,
	2016	2015	2016	2015
Net income	$75,836	$74,367	$201,314	$219,812
Depreciation and amortization	39,968	41,398	162,500	156,226
Interest expense, net (1)	14,579	14,899	58,793	54,758
Income tax expense (benefit)	2,793	(39,741)	8,190	(39,126)
Noncontrolling interest in consolidated joint venture	(48)	(51)	(55)	(77)
Adjustments related to consolidated joint venture (2)	(36)	(43)	(152)	(170)
EBITDA	133,092	90,829	430,590	391,423
Transaction and pursuit costs	(65)	53	192	3,058
Gain on sale of hotel properties	(46,084)	(4,616)	(45,929)	(28,398)
Impairment loss	—	1,003	—	1,003
Amortization of share-based compensation (3)	2,055	2,514	5,990	13,002
Loan related costs (4)	—	—	924	—
Other expense (5)	—	—	604	—
Adjusted EBITDA	88,998	89,783	392,371	380,088
General and administrative (6)	5,938	6,255	25,016	24,808
Operating results from noncontrolling interest in joint venture	84	94	207	247
Other corporate adjustments	(174)	(294)	(1,142)	(730)
Consolidated Hotel EBITDA	94,846	95,838	416,452	404,413
Pro forma adjustments - income from sold hotels	(3,980)	(6,153)	(16,106)	(24,758)
Pro forma adjustments - income from prior ownership of acquired hotels (7)	—	—	—	4,785
Pro forma Consolidated Hotel EBITDA	90,866	89,685	400,346	384,440
Pro forma adjustments - income from non-comparable hotels	(1,619)	(506)	(16,251)	(2,235)
Pro forma Hotel EBITDA	$89,247	$89,179	$384,095	$382,205

Note:
(1) Excludes amounts attributable to investment in loans of $0.4 million and $1.7 million for the quarter and year ended December 31, 2016, respectively, and $0.3 million and $1.5 million for the quarter and year ended December 31, 2015, respectively.
(2) Includes depreciation and amortization expense allocated to the noncontrolling interest in the joint venture.
(3) For the year ended December 31, 2016, includes the forfeiture of unvested restricted shares upon the resignation of the Company's President and Chief Executive Officer in May 2016.
(4) Represents debt modification costs and debt extinguishment costs.
(5) Represents property-level severance costs and other income and expenses outside the normal course of operations.
(6) General and administrative expenses exclude amortization of share-based compensation and other non-recurring expenses reflected in Adjusted EBITDA.
(7) Information has not been audited. Reflects unadjusted property-level results provided by the sellers of the hotels.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Pro forma Hotel EBITDA Margin

	For the quarter ended December 31,		For the year ended December 31,
	2016	2015	2016	2015
Total revenue	$271,453	$275,263	$1,159,995	$1,136,340
Pro forma adjustments - Revenue from sold hotels	(11,573)	(16,623)	(52,278)	(77,447)
Pro forma adjustments - Revenue from prior ownership of acquired hotels (1)	—	—	—	13,113
Pro forma adjustments - Revenue from non-comparable hotels	(6,439)	(4,674)	(48,223)	(23,792)
Other corporate adjustments	(14)	(18)	(56)	(61)
Pro forma Hotel Revenue	$253,427	$253,948	$1,059,438	$1,048,153

Pro forma Hotel EBITDA	$89,247	$89,179	$384,095	$382,205

Pro forma Hotel EBITDA Margin	35.2%	35.1%	36.3%	36.5%

Note:
(1) Information has not been audited. Reflects unadjusted property-level results provided by the sellers of the hotels.

RLJ Lodging Trust
Consolidated Debt Summary
(Amounts in thousands)
(unaudited)

Loan	Base Term (Years)	Maturity (incl. extensions)	Floating / Fixed	Interest Rate (1)	Balance as of December 31, 2016 (2)
Secured Debt
Wells Fargo - 4 hotels	3	Oct 2021	Floating (3)	4.01%	$150,000
Wells Fargo - 4 hotels	2	Mar 2022	Floating (3)	4.04%	146,250
Wells Fargo - 1 hotel (4)	10	Jun 2022	Fixed	5.25%	32,648
PNC Bank - 5 hotels	5	Mar 2023	Floating	2.87%	85,000
Weighted-Average / Secured Total				3.88%	$413,898

Unsecured Debt
Revolver (5)	4	Apr 2021	Floating	2.27%	$—
$400 Million Term Loan Maturing 2019	5	Mar 2019	Floating (3)	2.72%	400,000
$225 Million Term Loan Maturing 2019	7	Nov 2019	Floating (3)	4.04%	225,000
$400 Million Term Loan Maturing 2021	5	Apr 2021	Floating (3)(6)	2.95%	400,000
$150 Million Term Loan Maturing 2022	7	Jan 2022	Floating (3)	3.43%	150,000
Weighted-Average / Unsecured Total				3.14%	$1,175,000

Weighted-Average / Total Debt				3.33%	$1,588,898

Note:
(1) Interest rates as of December 31, 2016.
(2) Excludes deferred financing costs.
(3) The floating interest rate is hedged with interest rate swaps.
(4) Excludes the $1.0 million impact of a fair value adjustment.
(5) There is $400.0 million of borrowing capacity on the Revolver, which is charged an unused commitment fee of 0.30% annually.
(6) Reflects interest rate swap on $350.0 million.

RLJ Lodging Trust
Acquisitions
 (unaudited)

Acquisitions	Location	Acquisition Date	Management Company	Rooms	Gross Purchase Price ($ in millions)	% Interest
2016 Acquisitions
No assets acquired	—	—	—	—	—	—

2015 Acquisitions
Hyatt Place Washington DC Downtown K Street	Washington, DC	Jul 15, 2015	Aimbridge Hospitality	164	$68.0	100%
Homewood Suites Seattle Lynnwood	Lynnwood, WA	Jul 20, 2015	InnVentures	170	37.9	100%
Residence Inn Palo Alto Los Altos	Los Altos, CA	Sep 25, 2015	InnVentures	156	70.0	100%
2015 Total				490	$175.9	100%
Total Acquisitions				490	$175.9	100%

RLJ Lodging Trust
Pro forma Operating Statistics(1) — Top 60 Assets

Property	City/State	# of Rooms	Pro forma Consolidated Hotel EBITDA
Marriott Louisville Downtown	Louisville, KY	616	$16,002
DoubleTree Metropolitan Hotel New York City	New York, NY	764	12,355
Courtyard Austin Downtown Convention Center	Austin, TX	270	9,430
Courtyard Portland City Center	Portland, OR	256	8,533
Courtyard Chicago Downtown Magnificent Mile	Chicago, IL	306	8,056
DoubleTree Grand Key Resort	Key West, FL	216	7,722
Embassy Suites Tampa Downtown Convention Center	Tampa, FL	360	7,457
Courtyard Waikiki Beach	Honolulu, HI	403	7,103
Courtyard San Francisco	San Francisco, CA	166	6,746
Hyatt House Emeryville San Francisco Bay Area	Emeryville, CA	234	6,712
Hilton Garden Inn San Francisco Oakland Bay Brg	Emeryville, CA	278	6,434
Fairfield Inn & Suites Washington DC Downtown	Washington, DC	198	6,383
Embassy Suites Boston Waltham	Waltham, MA	275	6,286
Hyatt House San Jose Silicon Valley	San Jose, CA	164	6,112
Residence Inn Palo Alto Los Altos	Los Altos, CA	156	6,039
Marriott Denver South @ Park Meadows	Lone Tree, CO	279	5,900
Hyatt House Santa Clara	Santa Clara, CA	150	5,840
Hilton Cabana Miami Beach	Miami Beach, FL	231	5,799
Renaissance Pittsburgh Hotel	Pittsburgh, PA	300	5,752
Courtyard Charleston Historic District	Charleston, SC	176	5,380
Renaissance Fort Lauderdale Plantation Hotel	Plantation, FL	250	5,264
Embassy Suites Los Angeles Downey	Downey, CA	220	5,195
Residence Inn Austin Downtown Convention Center	Austin, TX	179	5,167
Hilton Garden Inn Los Angeles Hollywood	Los Angeles, CA	160	5,116
Marriott Denver Airport @ Gateway Park	Aurora, CO	238	4,878
Homewood Suites Washington DC Downtown	Washington, DC	175	4,826
Residence Inn Bethesda Downtown	Bethesda, MD	188	4,792
Hilton Garden Inn New Orleans Convention Center	New Orleans, LA	286	4,270
Marriott Austin South	Austin, TX	211	4,199
Hyatt Place Fremont Silicon Valley	Fremont, CA	151	4,169
Renaissance Boulder Flatiron Hotel	Broomfield, CO	232	4,020
Hyatt House San Diego Sorrento Mesa	San Diego, CA	193	3,981
Hyatt Place Washington DC Downtown K Street	Washington, DC	164	3,910
Fairfield Inn & Suites Key West	Key West, FL	106	3,871
Courtyard New York Manhattan Upper East Side	New York, NY	226	3,722
Residence Inn National Harbor Washington DC	Oxon Hill, MD	162	3,676
Hyatt House Charlotte Center City	Charlotte, NC	163	3,675
Hyatt House San Ramon	San Ramon, CA	142	3,630
Hyatt Atlanta Midtown	Atlanta, GA	194	3,628
Embassy Suites Irvine Orange County	Irvine, CA	293	3,524
Courtyard Atlanta Buckhead	Atlanta, GA	181	3,397
Residence Inn Indianapolis Downtown On The Canal	Indianapolis, IN	134	3,201
Residence Inn Houston Downtown Convention Center	Houston, TX	171	3,201
Courtyard Houston Downtown Convention Center	Houston, TX	191	3,182
Homewood Suites Seattle Lynnwood	Lynnwood, WA	170	3,159
Courtyard Houston By The Galleria	Houston, TX	190	3,153
SpringHill Suites Portland Hillsboro	Hillsboro, OR	106	3,141
Hampton Inn Garden City	Garden City, NY	143	3,138
Embassy Suites West Palm Beach Central	West Palm Beach, FL	194	3,132
Residence Inn Louisville Downtown	Louisville, KY	140	3,129
Residence Inn Chicago Oak Brook	Oak Brook, IL	156	3,082
Hyatt Place Madison Downtown	Madison, WI	151	3,040
Hyatt House Dallas Lincoln Park	Dallas, TX	155	2,698
Hilton Garden Inn Pittsburgh University Place	Pittsburgh, PA	202	2,603
SpringHill Suites Denver North Westminster	Westminster, CO	164	2,485
Courtyard Austin Airport	Austin, TX	150	2,477
Marriott Chicago Midway	Chicago, IL	200	2,365
Hampton Inn Houston Near The Galleria	Houston, TX	176	2,324
Residence Inn Houston By The Galleria	Houston, TX	146	1,979
Hyatt Centric The Woodlands	The Woodlands, TX	70	1,517
Top 60 Assets		12,921	291,957
Other (2)		7,217	108,389
Total Portfolio		20,138	$400,346
Note: (1) For the year ended December 31, 2016. Information above is unaudited and includes unadjusted property-level results provided by the sellers of the hotels prior to the Company's ownership. Results reflect 100% of DoubleTree NYC Metropolitan financial results, which have not been adjusted to reflect the noncontrolling interest in the joint venture. Amounts in thousands, except rooms. (2) Reflects 62 hotels.

RLJ Lodging Trust
Pro forma Operating Statistics
(unaudited)

For the quarter ended December 31, 2016

Top Markets		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2016	2015	Var	2016	2015	Var	2016	2015	Var	Q4
Northern California	8	83.3%	82.0%	1.6%	$205.16	$199.63	2.8%	$170.95	$163.75	4.4%	11%
Austin	13	73.6%	77.6%	(5.1)%	159.24	163.13	(2.4)%	117.18	126.51	(7.4)%	10%
South Florida	10	78.7%	80.7%	(2.5)%	153.68	153.18	0.3%	120.97	123.64	(2.2)%	8%
Chicago	14	66.3%	62.6%	5.8%	145.96	148.13	(1.5)%	96.75	92.78	4.3%	8%
Denver	13	69.3%	67.3%	3.0%	129.50	129.98	(0.4)%	89.80	87.49	2.6%	8%
New York City	3	94.2%	94.9%	(0.7)%	246.00	246.00	—%	231.75	233.35	(0.7)%	8%
Washington, DC	8	74.3%	67.4%	10.2%	179.45	175.89	2.0%	133.26	118.51	12.4%	7%
Louisville	5	63.7%	68.5%	(7.0)%	142.42	150.76	(5.5)%	90.69	103.23	(12.1)%	6%
Houston	10	63.5%	64.4%	(1.5)%	137.92	157.74	(12.6)%	87.52	101.64	(13.9)%	5%
Southern California	5	84.1%	80.3%	4.8%	157.03	151.24	3.8%	132.07	121.42	8.8%	5%
Other	32	71.5%	73.4%	(2.6)%	151.63	148.32	2.2%	108.39	108.83	(0.4)%	24%
Total	121	73.5%	73.6%	(0.1)%	$162.19	$162.46	(0.2)%	$119.20	$119.54	(0.3)%	100%

Service Level		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2016	2015	Var	2016	2015	Var	2016	2015	Var	Q4
Focused-Service	101	73.1%	73.0%	0.1%	$154.88	$154.26	0.4%	$113.15	$112.59	0.5%	71%
Compact Full-Service	19	76.7%	77.0%	(0.5)%	182.87	184.40	(0.8)%	140.21	142.04	(1.3)%	25%
Full-Service	1	58.8%	60.4%	(2.7)%	161.31	173.08	(6.8)%	94.79	104.50	(9.3)%	4%
Total	121	73.5%	73.6%	(0.1)%	$162.19	$162.46	(0.2)%	$119.20	$119.54	(0.3)%	100%

Chain Scale		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2016	2015	Var	2016	2015	Var	2016	2015	Var	Q4
Upper Upscale	17	70.7%	71.4%	(1.0)%	$162.07	$165.25	(1.9)%	$114.64	$118.02	(2.9)%	22%
Upscale	88	74.9%	74.9%	—%	165.63	164.88	0.5%	124.02	123.49	0.4%	71%
Upper Midscale	15	70.5%	70.2%	0.4%	139.88	140.56	(0.5)%	98.67	98.74	(0.1)%	7%
Midscale	1	64.2%	56.5%	13.6%	98.73	100.31	(1.6)%	63.34	56.63	11.9%	—%
Total	121	73.5%	73.6%	(0.1)%	$162.19	$162.46	(0.2)%	$119.20	$119.54	(0.3)%	100%

Flags		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2016	2015	Var	2016	2015	Var	2016	2015	Var	Q4
Courtyard	23	72.0%	71.5%	0.7%	$165.50	$165.80	(0.2)%	$119.19	$118.59	0.5%	20%
Residence Inn	29	74.4%	73.9%	0.7%	147.20	149.19	(1.3)%	109.50	110.24	(0.7)%	17%
Hyatt House	11	80.4%	82.5%	(2.5)%	167.99	161.30	4.1%	135.06	133.05	1.5%	11%
Marriott	5	64.6%	63.4%	1.9%	155.38	162.83	(4.6)%	100.35	103.25	(2.8)%	8%
DoubleTree	3	89.5%	89.3%	0.2%	237.76	238.57	(0.3)%	212.88	213.12	(0.1)%	7%
Hilton Garden Inn	8	71.5%	72.8%	(1.7)%	157.34	156.04	0.8%	112.54	113.59	(0.9)%	7%
SpringHill Suites	7	77.6%	79.2%	(1.9)%	158.71	154.79	2.5%	123.21	122.53	0.6%	7%
Renaissance	3	69.0%	70.7%	(2.4)%	166.81	164.46	1.4%	115.10	116.25	(1.0)%	4%
Fairfield Inn & Suites	7	65.9%	67.4%	(2.2)%	126.88	130.96	(3.1)%	83.60	88.25	(5.3)%	4%
Hampton Inn	7	72.7%	71.4%	1.8%	153.16	153.96	(0.5)%	111.37	109.94	1.3%	4%
Embassy Suites	7	70.9%	71.6%	(0.9)%	125.65	126.63	(0.8)%	89.14	90.60	(1.6)%	3%
Hyatt Place	3	81.8%	78.2%	4.6%	176.58	160.83	9.8%	144.37	125.77	14.8%	3%
Homewood Suites	2	71.8%	64.9%	10.8%	172.75	173.69	(0.5)%	124.10	112.64	10.2%	2%
Hyatt	2	75.1%	77.5%	(3.2)%	186.15	200.55	(7.2)%	139.73	155.50	(10.1)%	1%
Hilton	1	68.3%	70.5%	(3.1)%	182.64	213.97	(14.6)%	124.72	150.80	(17.3)%	1%
Other	3	58.5%	58.1%	0.6%	142.11	148.72	(4.4)%	83.09	86.47	(3.9)%	1%
Total	121	73.5%	73.6%	(0.1)%	$162.19	$162.46	(0.2)%	$119.20	$119.54	(0.3)%	100%

Note: Information above is unaudited and includes unadjusted property-level results provided by the sellers of the hotels prior to the Company's ownership. Results reflect 100% of DoubleTree NYC Metropolitan financial results, which have not been adjusted to reflect the noncontrolling interest in the joint venture, and exclude non-comparable hotels during the periods that were not open for operation or were closed for renovation for comparable periods.

RLJ Lodging Trust
Pro forma Operating Statistics
(unaudited)

For the year ended December 31, 2016

Top Markets		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2016	2015	Var	2016	2015	Var	2016	2015	Var	FY
Northern California	8	87.6%	84.4%	3.7%	$211.02	$199.24	5.9%	$184.76	$168.25	9.8%	11%
Austin	13	78.0%	80.1%	(2.7)%	163.40	161.45	1.2%	127.39	129.32	(1.5)%	10%
South Florida	10	83.5%	83.3%	0.2%	164.48	164.44	—%	137.31	136.94	0.3%	9%
Denver	13	76.7%	75.7%	1.3%	137.89	135.46	1.8%	105.83	102.58	3.2%	9%
Chicago	14	68.5%	70.1%	(2.3)%	149.69	151.28	(1.1)%	102.51	106.03	(3.3)%	7%
Washington, DC	8	77.1%	74.7%	3.3%	181.98	176.76	3.0%	140.35	132.01	6.3%	7%
Louisville	5	72.2%	72.4%	(0.3)%	157.59	158.04	(0.3)%	113.75	114.45	(0.6)%	7%
Southern California	5	85.7%	83.3%	2.9%	166.43	158.58	5.0%	142.63	132.12	8.0%	5%
Houston	10	67.8%	69.6%	(2.7)%	147.46	162.80	(9.4)%	99.93	113.37	(11.9)%	5%
New York City	3	94.3%	93.9%	0.4%	219.14	225.37	(2.8)%	206.75	211.68	(2.3)%	5%
Other	32	76.6%	77.0%	(0.5)%	155.88	151.70	2.8%	119.43	116.85	2.2%	25%
Total	121	77.9%	77.9%	—%	$165.52	$163.73	1.1%	$128.95	$127.52	1.1%	100%

Service Level		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2016	2015	Var	2016	2015	Var	2016	2015	Var	FY
Focused-Service	101	77.4%	77.3%	0.1%	$159.31	$156.65	1.7%	$123.30	$121.12	1.8%	72%
Compact Full-Service	19	80.6%	80.9%	(0.4)%	181.39	181.32	—%	146.15	146.68	(0.4)%	24%
Full-Service	1	68.6%	67.2%	2.1%	178.15	182.27	(2.3)%	122.21	122.42	(0.2)%	4%
Total	121	77.9%	77.9%	—%	$165.52	$163.73	1.1%	$128.95	$127.52	1.1%	100%

Chain Scale		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2016	2015	Var	2016	2015	Var	2016	2015	Var	FY
Upper Upscale	17	76.2%	76.6%	(0.4)%	$170.17	$169.36	0.5%	$129.69	$129.65	—%	23%
Upscale	88	79.1%	78.7%	0.4%	166.34	164.37	1.2%	131.53	129.39	1.7%	68%
Upper Midscale	15	74.7%	76.1%	(1.9)%	151.60	149.09	1.7%	113.18	113.42	(0.2)%	9%
Midscale	1	62.1%	62.8%	(1.1)%	107.90	106.43	1.4%	66.97	66.81	0.2%	—%
Total	121	77.9%	77.9%	—%	$165.52	$163.73	1.1%	$128.95	$127.52	1.1%	100%

Flags		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2016	2015	Var	2016	2015	Var	2016	2015	Var	FY
Courtyard	23	76.4%	76.5%	(0.1)%	$165.02	$166.25	(0.7)%	$126.14	$127.21	(0.8)%	19%
Residence Inn	29	78.9%	78.1%	1.0%	152.96	151.88	0.7%	120.71	118.68	1.7%	17%
Hyatt House	11	84.2%	82.1%	2.5%	172.35	163.62	5.3%	145.09	134.39	8.0%	11%
Marriott	5	71.8%	70.8%	1.3%	164.78	166.61	(1.1)%	118.29	118.01	0.2%	9%
SpringHill Suites	7	81.7%	82.3%	(0.7)%	168.40	161.22	4.5%	137.61	132.63	3.8%	7%
Hilton Garden Inn	8	75.2%	76.0%	(1.0)%	162.89	158.29	2.9%	122.57	120.37	1.8%	7%
DoubleTree	3	90.7%	90.0%	0.8%	216.01	220.48	(2.0)%	195.82	198.35	(1.3)%	6%
Hampton Inn	7	76.8%	78.1%	(1.6)%	162.64	158.63	2.5%	124.92	123.87	0.8%	4%
Embassy Suites	7	75.0%	76.0%	(1.4)%	139.97	138.83	0.8%	104.93	105.55	(0.6)%	4%
Renaissance	3	73.4%	76.8%	(4.3)%	167.25	163.05	2.6%	122.79	125.15	(1.9)%	4%
Fairfield Inn & Suites	7	73.1%	75.2%	(2.8)%	130.27	127.82	1.9%	95.20	96.09	(0.9)%	4%
Hyatt Place	3	85.9%	83.5%	2.9%	173.38	161.57	7.3%	148.94	134.89	10.4%	2%
Homewood Suites	2	75.3%	74.5%	1.1%	184.65	180.08	2.5%	139.05	134.16	3.6%	2%
Hilton	1	80.8%	76.8%	5.3%	194.67	222.85	(12.6)%	157.28	171.04	(8.0)%	2%
Hyatt	2	75.3%	77.0%	(2.3)%	196.53	205.22	(4.2)%	147.93	158.07	(6.4)%	1%
Other	3	59.8%	62.4%	(4.2)%	149.52	150.33	(0.5)%	89.47	93.85	(4.7)%	1%
Total	121	77.9%	77.9%	—%	$165.52	$163.73	1.1%	$128.95	$127.52	1.1%	100%

Note: Information above is unaudited and includes unadjusted property-level results provided by the sellers of the hotels prior to the Company's ownership. Results reflect 100% of DoubleTree NYC Metropolitan financial results, which have not been adjusted to reflect the noncontrolling interest in the joint venture, and exclude non-comparable hotels during the periods that were not open for operation or were closed for renovation for comparable periods.